EXHIBIT 32.1

APACHE CORPORATION

Certification of Principal Executive Officer

and Principal Financial Officer

I, John J. Christmann, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Corporation for the quarterly period ending June 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ John J. Christmann
By:	John J. Christmann
Title:	Chief Executive Officer and President
(principal executive officer)

Date:	August 6, 2015

I, Stephen J. Riney, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Corporation for the quarterly period ending June 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ Stephen J. Riney
By:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer
(principal financial officer)

Date:	August 6, 2015